Exhibit 10.2

Share Purchase Agreement

THIS Share Purchase Agreement (this “Agreement”) is made as of this 17th day of December, 2019, by and between, Frelii Inc., a company organized under the laws of the State of Utah with its registered office at 670 West Shepard Lane, Suite 102 Farmington, UT 84025 (“Buyer”), and Genecor Labs Inc., a company organized under the laws of Ontario with its registered office at 1 Adelaide St E, Toronto, ON M5C 2V9 (“Seller”).

Whereas

Whereas, Seller owns 100 common shares (the “Shares”) in Genecor Labs Inc. (the “Company”), a company organized under the laws of the Province of Ontario with registered office at 1 Adelaide St E, Toronto, ON M5C 2V9, and

Whereas, Seller wishes to issue to Buyer, and Buyer desires to purchase from Seller common shares representing 25% of the outstanding shares upon the terms and conditions set forth in this Agreement.

Now, Therefore, in consideration of the mutual covenants and undertakings contained herein, and subject to the terms and conditions herein set forth, and with the intent to be bound, the parties to this Agreement (“the Parties”) hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below.

“Agreement” shall have the meaning set forth in the Preamble to this Agreement.

“Buyer” shall have the meaning set forth in the Preamble to this Agreement.

“Closing” shall have the meaning set forth in Section 4.1.

“Closing Date” shall have the meaning set forth in Section 4.1.

“Company” shall have the meaning set forth in the Recitals to this Agreement.

“Purchase Price” shall have the meaning set forth in Section 3.1.

“Seller” shall have the meaning set forth in the Preamble to this Agreement.

“Shares” shall have the meaning set forth in the Recitals to this Agreement.

ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale of the Shares

(a) Upon the terms and subject to the conditions set forth in this Agreement, at Closing, Seller hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby purchases, acquires and accepts from Seller, free and clear of Encumbrances, the 25% of the right, title and interest in, at the time of Closing, the Shares of the Seller.

(b) Seller hereby irrevocably waives any restrictions on transfer to the extent possible (including any of its rights of pre-emption) which may exist in relation to the Purchase, whether under the articles of association (or local equivalent) of the Company or otherwise.

ARTICLE III

PURCHASE PRICE: ALLOCATION OF PURCHASE PRICE

3.1 Purchase Price Buyer will exchange shares equal to $752,000 USD (the “Purchase Price”) at $0.20 USD for 25 shares of Genecor Labs Inc.

ARTICLE IV

CLOSING

4.1 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the “Closing”) held at the offices of 1180 Aerowood Dr, Mississauga, ON, on the date hereof (the “Closing Date”). Except to the extent expressly set forth in this Agreement to the contrary, and notwithstanding the actual occurrence of the Closing at any particular time on the Closing Date, the Closing shall be deemed to occur and be effective as of 12:01 a.m. Toronto time on the Closing Date.

4.2 Deliveries at the Closing

(a) Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall deliver to Buyer copies of the resolutions (or local equivalent) of the board of directors (or local equivalent) and, where required, the stockholder(s) of Seller, authorizing and approving the transactions contemplated by this Agreement, certified by the respective corporate secretary (or local equivalent) or a director to be true and complete and in full force and effect and unmodified as of the Closing.

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(b) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Buyer shall deliver to Seller copies of the resolutions (or local equivalent) of the board of directors (or local equivalent) and, where required, the stockholder(s) of Buyer, authorizing and approving the transactions contemplated by this Agreement, certified by the respective corporate secretary (or local equivalent) or a director to be true and complete and in full force and effect and unmodified as of the Closing.

(c) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Parties shall sign the transfer of the Shares of Genecor AI to Frelii Inc. and the Class B Shares of Frelii Inc. to Helix Investments Partners Inc. in the form of warrants and/or shares in the share register of the respective companies.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee's location on any business day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next business day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Buyer:

670 West Shepard Lane, Suite 102 Farmington, UT 84025

Attention: Ian Jenkins, President & CEO

Email: ianjenkins@frelii.com

To Seller:

1 Adelaide St E, Toronto, ON M5C 2V9

Attention: Tejas Shah, Director

Email: tshah@genecor.ai

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or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

5.2 Counterparts: Effectiveness. This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy or otherwise) to the other Parties.

5.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Ontario, without giving effect to any choice or conflict of law provision or rule.

5.5 Arbitration. Any dispute, controversy or claim arising out of or relating to the conclusion, interpretation or performance of the present Agreement, or the breach, termination or invalidity thereof, shall be definitively settled by arbitration.

The Parties shall have the arbitration conducted in accordance to the Procedural Rules of Ontario, by an arbitral tribunal appointed in accordance to the Procedural Rules of Ontario.

The arbitral tribunal shall be composed of three arbitrators.

The place of arbitration shall be Toronto, unless the arbitral tribunal decides otherwise with the agreement of all Parties.

The language of the arbitration shall be the language of the present Agreement, i.e. English.

The Parties hereby waive their right to any form of recourse against an award to any court or other competent authority, insofar as such waiver can validly be made under the applicable law.

5.6 Assignment. No Party to this Agreement may assign any of its rights and obligations under this Agreement without the prior written consent of the other party hereto; provided, however, either party may assign its rights and obligations to one or more of its respective Wholly-Owned Subsidiaries (it being understood that such assignment shall not be permitted if it would delay or impair the consummation of the transactions contemplated hereby); provided, further, that, no such assignment shall relieve the assigning party of any of its obligations hereunder.

5.7 Parties in Interest. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the Parties hereto and such permitted assigns, any legal or equitable rights hereunder.

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5.8 Titles and Headings. The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

5.9 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto or delivered in connection herewith) constitutes the entire agreement among the Parties hereto with respect to the matters covered by this Agreement and thereby, and supersede all previous written, oral or implied understandings among them with respect to such matters.

5.10 Further Action. After Closing, each of the Parties shall do, execute and deliver or procure to be done, executed and delivered, at the reasonable request and expense of the other Party, all such further acts, deeds, documents, instruments of conveyance, assignment and transfer and things as may be necessary to give effect to the terms of this Agreement.

5.12 Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

5.13 Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties hereto entitled to the benefit thereof, but only by a writing signed by the Party or Parties waiving such terms or conditions.

5.14 Severability. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction (i.e. including an arbitral tribunal) or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions completed by this Agreement is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

5.15 Interpretation. (a) Unless otherwise indicated to the contrary in this Agreement by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the word “including” means “including without limitation”.

(b) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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5.16 Representations and Warranties. All representations and warranties in connection with the transfer of the Shares are set forth in Schedule 1.

5.17 Governing Language. The English language shall be the definitive and controlling text of this Agreement, notwithstanding the translation of this Agreement into any other language.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Name:
Title:

Name:
Title:

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Schedule 1

Representation and Warranties

The buyer represents and warrants that it has the authority to enter into this transaction. No other representations or warranties are given or implied.

The seller represents and warrants that it has the authority to enter into this transaction. No other representations or warranties are given or implied.

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